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                                                                    EXHIBIT 5.01
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                      [LETTERHEAD OF FENWICK & WEST LLP]

                                  May 3, 2000


VeriSign, Inc.
1350 Charleston Road
Mountain View, California 94043


Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4, File No. 333-34644 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about April 12, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 77,816,019 shares of your Common Stock (the "Stock") pursuant to the terms of an Agreement and Plan of Merger dated as of March 6, 2000 (the "Agreement") by and among VeriSign, Inc., a Delaware corporation ("VeriSign"), Network Solutions, Inc., a Delaware corporation ("NSI"), and Nickel Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of NSI ("Nickel").

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated by reference therein;

     (2) the Proxy Statement/Prospectus prepared in connection with the Registration Statement, together with the Appendices thereto;

     (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, VeriSign, that are in our possession;

     (4) the stock records for VeriSign that have been provided to us (consisting of a certificate from the transfer agent for VeriSign's capital stock, ChaseMellon Shareholder Services, of even date herewith verifying the number of your issued and outstanding shares of capital stock as of the date hereof, and a schedule of outstanding option and warrants respecting your capital and of any rights to purchase capital stock; and

     (5) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all
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natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts
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that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the shares of Stock to be issued and sold by you pursuant to the Registration Statement, when issued and sold in accordance in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              /s/ Fenwick & West LLP


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